UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2008

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1560 West 190th Street, Torrance, California		90501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 18, 2008, Bill Frederiksen, age 61, was appointed Vice President and Chief Operating Officer of Enova Systems, Inc. ("Enova").

Mr. Frederiksen has served as Enova’s Executive Director of Operations from October 2007 to the present and served as Enova’s Chief Engineer from March 2007 to October 2007. From August 2003 to December 2006, Mr. Frederiksen served as Vice President, Sales and Marketing, of Decoma International, a division of Magna International, an automotive supply company. From January 2000 to August 2003, he served as Vice President and General Manager, Modules and Specialty Vehicles, for Decoma International, a division of Magna International.

In connection with his appointment, Mr. Frederiksen is paid an annual base salary of $190,000 and is eligible to participate in the Executive Management bonus package. Mr. Frederiksen’s employment with Enova is at-will and may be terminated by Mr. Frederiksen or Enova at any time.

Item 7.01 Regulation FD Disclosure.

On June 23, 2008, Enova released a press release titled "Enova Systems Strengthens Management." This press release is attached as Exhibit 99.1 to this Current Report on Form 8-k and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Press release titled "Enova Systems Strengthens Management."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

June 24, 2008	By:	/s/ Jarett Fenton

Name: Jarett Fenton
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release titled “Enova Systems Strengthens Management"